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                                                                    EXHIBIT 99.1

                         [WASHINGTON MUTUAL LETTERHEAD]

NEWS RELEASE


Media Contact:      Libby Hutchinson
                    (425) 269-3452 (Mobile)
                    (206) 461-2484
                    1-800-228-WAMU (9268)

Investor Contact:   JoAnn DeGrande                              November 8, 1999
                    (206) 461-3186                         FOR IMMEDIATE RELEASE

                WASHINGTON MUTUAL TELLS INVESTORS, "WHAT'S NEXT?"
                 COMPANY UNVEILS 2000-2004 FINANCIAL TARGETS AND
           ANNOUNCES NEW BUSINESS INITIATIVES AT INVESTORS CONFERENCE

        SEATTLE -- Washington Mutual, Inc. (NYSE: WM) today detailed plans to diversify its business over the next five years and announced several new business initiatives at an upbeat management presentation held at the World Trade Center in New York.

        "The past five years for Washington Mutual were highlighted by rapid growth as we built one of the nation's premier banking franchises," Washington Mutual Chairman, President and CEO Kerry Killinger told investors. "Our focus for the next five years will be diversifying our balance sheet and revenue sources, developing new and innovative ways to reach new markets and profitably expand all of our business lines, and maximizing the power of our franchise to create additional shareholder value."

2000-2004 FINANCIAL TARGETS

        The company's executive management team announced the revision of several of the company's key financial targets as Washington Mutual enters the new millennium.

The revised targets and the company's previous financial goals follow:


Target                                      1995 - 1999                 2000 - 2004
--------                                    -----------                 -----------
Return on Equity                            >18%                        >20%
Operating EPS Growth                        >15%                        >13%
Operating Efficiency                        <50%                        <45%
Nonperforming Assets/Assets                 <1%                         <1%
Return on Common Equity/Assets              >5%                         >5%


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        "Washington Mutual has consistently met or exceeded our previous five-year financial targets while simultaneously and successfully integrating the operations of American Savings, Great Western and H.F. Ahmanson," Killinger said. "As our company enters a new era, we're adjusting our key targets to reflect what we believe to be the kind of performance that will be required of a premier financial services company of our size in the future.

COMPANY TO FOCUS ON BALANCE SHEET AND REVENUE DIVERSIFICATION

        A key focus over the next five years will be re-mixing the balance sheet with a greater percentage of consumer loans, business and commercial real estate loans and consumer finance loans. At the end of the third quarter of 1999, these types of higher-margin assets comprised approximately 25 percent of the company's $118.8 billion loan portfolio with the balance of the portfolio in residential mortgages. By the end of 2004, the company expects consumer, commercial real estate and consumer finance loans to rise to approximately 40 percent of the portfolio as a result of increasing internal origination capacity as well as potential acquisitions and correspondent lending partnerships with other originators.

        Likewise, Killinger expects the company to increase the percentage of noninterest income to total income by significantly increasing the number of fee-generating checking accounts, insurance and securities commissions, and sales of mortgage loans to the secondary market. "Our business strategy has generated double-digit growth in noninterest income in recent years, but we believe that there is still significant untapped potential."

NEW CONCEPT BRANCHES TO DEBUT IN LAS VEGAS THIS SPRING

        Deanna Oppenheimer, president of the company's Consumer Banking Group, announced plans to bring banking - Washington Mutual style - to Las Vegas by opening of 15 financial centers (branches) in the Spring of 2000. Five additional locations will open later in the year.

        "Las Vegas is a growing, vibrant market and we're excited by the opportunity to bring our brand of high-touch, personal customer service to Southern Nevada," Oppenheimer said. "Research shows that nearly one out of every four individuals in the area are dissatisfied with their current bank and desire a consumer-friendly alternative. We intend to provide that alternative to Las Vegas residents."

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        The Las Vegas expansion will feature a completely new retail-oriented branch with four distinct sales areas focusing on personal loans, securities and insurance sales, checking and savings accounts, and home loans. A concierge will greet patrons at the entry and sales staff will not sit at desks. Instead, they will come to customers to offer assistance. Customers who wish to shop on their own can use one of several self-service interactive touch screens. Direct Internet access will also be available.

        In addition, the branch has eliminated linear teller stations in favor of circular work stations that promote interaction between customers and service representatives. A children's play area is also available to allow parents to focus on their banking business.

        "We believe the time is long overdue for banks to be a place where people want to go, rather than a necessity of having to go," Oppenheimer said. "Our new financial centers are a giant step in the right direction."

E-BUSINESS VENTURE CAPITAL FUND TO BE ESTABLISHED

        Craig Tall, vice chair of corporate development, detailed the company's plans to its own WM Strategic Capital Fund. With initial funding of $150 million, the venture capital fund will be a "search engine" for eBusiness opportunities for Washington Mutual.

        "The fund will serve as a vehicle for equity investments in private, eBusiness companies that focus on delivering financial products, services or technologies that can be used by Washington Mutual or our customers," said Tall. "The capital fund provides an effective way to match investment opportunities with specific business needs."

        Earlier this year, Washington Mutual invested in Seattle-based Keystroke Financial Inc. As a capital partner, Keystroke provided the technology and development assistance for Washington Mutual's online mortgage application site, wamumortgage.com.

COMPANY TO PARTNER WITH ORGANIC, INC.

        Craig Davis, president of the Mortgage Banking Group, announced that Washington Mutual has partnered with San Francisco-based Organic, Inc., to provide strategic support of online media and marketing for wamumortgage.com, the company's Internet mortgage lending site.


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        Organic focuses on building commercial web sites through an extensive process that includes return on investment-based research and analysis, business plan development, site engineering and media planning. In addition to Washington Mutual, Organic's client list includes Compaq, Blockbuster, CDNOW and DaimlerChrysler.

        "Our research shows that those who would apply for a mortgage on the Internet want a full range of lending products to choose from, backed up by first-class customer service," Davis said. With the help of the Organic team, we will bring convenience, security, flexibility and personalized service to the online mortgage application experience."

CONSUMER FINANCE UNIT TO BE RENAMED

        The company also announced that its Aristar consumer finance unit will change its name to Washington Mutual Finance with the new name and logo introduced at more than 500 offices throughout the country over the next seven months. The subsidiary currently does business under a variety of names, including Blazer Financial, City Finance and Public Finance Corp. "The power of the Washington Mutual name is indisputable and we look forward to extending the brand and all that it stands for in our markets," said Craig Chapman, president and CEO of Washington Mutual Finance.

        With a history dating back to 1889, Washington Mutual is the nation's eighth largest financial services company and provides a diversified line of products and services to consumers and small- to mid-sized businesses. At Sept. 30, 1999, Washington Mutual and its subsidiaries had consolidated assets of $180.80 billion. The company operates nearly 2,000 offices throughout the nation.

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EDITOR'S NOTE: Washington Mutual's press releases are available at no charge through the company's News On Demand Plus System. For a menu of Washington Mutual press releases or to retrieve a specific release, call 1-800-329-6236. On the Internet, press releases may be accessed at www.businesswire.com/cnn/wamu.htm